Exhibit 99.1

PRESS RELEASE	FOR IMMEDIATE RELEASE
Omaha, Nebraska

September 14, 2020

CONTACT:

Chad Daffer

Chief Executive Officer

(402) 952-1235

AMERICA FIRST MULTIFAMILY INVESTORS, L.P.

PROVIDES UPDATES ON INVESTMENT PORTFOLIO

OMAHA, Nebraska -- America First Multifamily Investors, L.P. (NASDAQ:  ATAX) (the “Partnership” or “ATAX”) today announced the following updates through the close of business on September 11, 2020:

•	The Partnership has received no notice of delinquencies of contractual principal and interest payments related to its mortgage revenue bonds.

•	Properties securing the Partnership’s mortgage revenue bond portfolio reported average rental collections rates of 91% for August 2020 rental payments.

•	The Partnership has received no requests for forbearance of contractual principal and interest payments from borrowers associated with multifamily mortgage revenue bonds.

•	All Vantage properties with available units achieved increasing occupancy during July and August 2020.

•	The Vantage properties under construction have not experienced material supply chain disruptions for either construction materials or labor to date.

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The University of Nebraska-Lincoln is currently holding on-campus, in-person classes and residence halls are open. The Partnership’s 50/50 MF Property, which is located adjacent to the University of Nebraska-Lincoln campus, is 88% occupied.

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San Diego State University recently announced it will hold primarily virtual classes through Spring 2021, but residence halls remain open at a reduced capacity.  The Partnership’s Suites on Paseo MF Property, which is located adjacent to the San Diego State University campus, is 62% occupied.

“This update shows the consistency we continue to see across our mortgage revenue bond and Vantage investment segments,” said Chad L. Daffer, the Partnership’s Chief Executive Officer. “We are working closely with on-site teams at our MF Properties to improve occupancy and operations based on the local circumstances. We will continue to monitor and assess operational and collection results at all our investment properties given the evolving developments as a result of COVID-19,” said Daffer.

About America First Multifamily Investors, L.P.

America First Multifamily Investors, L.P. was formed on April 2, 1998 under the Delaware Revised Uniform Limited Partnership Act for the primary purpose of acquiring, holding, selling and otherwise dealing with a portfolio of mortgage revenue bonds which have been issued to provide construction and/or permanent financing for affordable multifamily, student housing and commercial properties. The Partnership is pursuing a business strategy of acquiring additional mortgage revenue bonds and other investments on a leveraged basis.  The Partnership expects and believes the interest earned on these mortgage revenue bonds is excludable from gross income for federal income tax purposes.  The Partnership seeks to achieve its investment growth strategy by investing in additional mortgage revenue bonds and other investments as permitted by the Partnership’s Amended and Restated Limited Partnership Agreement, dated September 15, 2015, taking advantage of attractive financing structures available in the securities market, and entering into interest rate risk management instruments.  America First Multifamily Investors, L.P. press releases are available at www.ataxfund.com.

Safe Harbor Statement

Certain statements in this press release are intended to be covered by the safe harbor for “forward-looking statements” provided by the Private Securities Litigation Reform Act of 1995.  These forward-looking statements generally can be identified by use of statements that include, but are not limited to, phrases such as “believe,” “expect,” “future,” “anticipate,” “intend,” “plan,” “foresee,” “may,” “should,” “will,” “estimates,” “potential,” “continue,” or other similar words or phrases.  Similarly, statements that describe objectives, plans, or goals also are forward-looking statements.  Such forward-looking statements involve inherent risks and uncertainties, many of which are difficult to predict and are generally beyond the control of the Partnership.  The Partnership cautions readers that a number of important factors could cause actual results to differ materially from those expressed in, implied, or projected by such forward-looking statements.  Risks and uncertainties include, but are not limited to: general economic conditions, including the current and future impact of the novel coronavirus (COVID-19) on business operations, employment, and government-mandated mitigation measures; current maturities of the Partnership’s financing arrangements and the Partnership’s ability to renew or refinance such financing arrangements; defaults on the mortgage loans securing the Partnership’s mortgage revenue bonds; the competitive environment in which the Partnership operates; risks associated with investing in multifamily and student residential properties and commercial properties; changes in interest rates; the Partnership’s ability to use borrowings or obtain capital to finance its assets; recapture of previously issued Low Income Housing Tax Credits in accordance with Section 42 of the Internal Revenue Code; changes in the United States Department of Housing and Urban Development’s Capital Fund Program; geographic concentration within the mortgage revenue bond portfolio held by the Partnership; appropriations risk related to the funding of federal housing programs; changes in the Internal Revenue Code and other government regulations affecting the Partnership’s business; and the other risks detailed in the Partnership’s SEC filings (including but not limited to, the Partnership’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K).  Readers are urged to consider these factors carefully in evaluating the forward-looking statements.

If any of these risks or uncertainties materializes or if any of the assumptions underlying such forward-looking statements proves to be incorrect, the developments and future events concerning the Partnership set forth in this press release may differ materially from those expressed or implied by these forward-looking statements.  You are cautioned not to place undue reliance on these statements, which speak only as of the date of this document.  We anticipate that subsequent events and developments will cause our expectations and beliefs to change.  The Partnership assumes no obligation to update such forward-looking statements to reflect events or circumstances after the date of this document or to reflect the occurrence of unanticipated events, unless obligated to do so under the federal securities laws.